SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 12, 2004

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits
(a)	Financial Statements of Businesses Acquired
Not applicable.

(b)	ProForma Financial Information
Not applicable.

(c)	Exhibits
99.1 Press release issued by ONEOK, Inc. dated August 12, 2004.

Item 9.	Regulation FD Disclosure

ONEOK, Inc. (the "Company") will webcast a security analyst seminar on Tuesday, August 24, 2004, beginning at 9 a.m. E.D.T. The meeting will be hosted by David Kyle, chairman, president and chief executive officer of the Company, and will include presentations by other senior executive officers of the Company who will provide business strategies relative to their areas of responsibility.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	August 12, 2004	By:	/s/ Jim Kneale
Jim Kneale
Senior Vice President, Treasurer
and Chief Financial Officer
(Principal Financial Officer)

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Exhibit 99.1
[ONEOK Logo]	News

August 12, 2004	Analyst Contact: Weldon Watson
918-588-7158

ONEOK to webcast security analyst seminar

Tulsa, Okla. -- ONEOK, Inc. (NYSE:OKE) will webcast a security analyst seminar on Tuesday, August 24, 2004, beginning at 9 a.m. E.D.T. The meeting will be hosted by David Kyle, chairman, president and chief executive officer of ONEOK, and will include presentations by other senior executive officers of the company who will provide business strategies relative to their areas of responsibility as follows:

  Sam Combs, president, Oklahoma Natural Gas Company;
  Jim Kneale, senior vice president, chief financial officer, and treasurer;
  Roger Mitchell, president, Texas Gas Service Company;
  John Gibson, president, Energy (Gathering and Processing, and Transportation and Storage);
  J.D. Holbird, president, ONEOK Energy Resources Company;
  Chris Skoog, president, ONEOK Marketing and Trading Company; and
  Phyllis Worley, president, Kansas Gas Service Company.

The webcast will be accessible at ONEOK's Web site at www.oneok.com. A replay of the webcast will be available on the Web site after the seminar.

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ONEOK, Inc. is a diversified energy company involved primarily in oil and gas production, natural gas processing, gathering, storage and transmission in the mid-continent areas of the United States. The company's energy marketing and trading operations provide service to customers in most states. The company is the largest natural gas distributor in Kansas and Oklahoma, and the third largest in Texas, operating as Kansas Gas Service, Oklahoma Natural Gas and Texas Gas Service, serving almost 2 million customers.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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